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                                                                   EXHIBIT 10.53

                             SOLO SERVE CORPORATION
                 SECOND AMENDMENT TO DIRECTOR STOCK OPTION PLAN

     This Second Amendment to the Solo Serve Corporation Director Stock Option Plan is dated as of the 14th day of April, 1998.

                              W I T N E S S E T H:

     WHEREAS, Solo Serve Corporation, a Delaware Corporation (the "Company") has previously adopted a Solo Serve Corporation Director Stock Option Plan (the "Plan"); and

     Whereas, the Company desires to amend the Plan as set forth herein;

     NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, as follows:

     1. Section 6(b) of the Plan is hereby amended to read, in its entirety, as follows:

          On September 1, 1995, each person who is, as of September 1, 1995, an Eligible Participant shall be granted an NSO to purchase 20,000 shares of Company Stock (the "Initial Formula Grants"). Each person who becomes an Eligible Participant on or after September 1, 1995 shall be granted, on the date such person becomes an Eligible Participant, an NSO to purchase 15,000 shares of Company Stock.

     2. Section 7(d) of the Plan is hereby amended to read, in its entirety, as follows:

          Subject to the provisions of Section 13, Options granted pursuant to the Plan from and after April 14, 1998 shall become exercisable in three equal installments on each of the first three anniversaries of the date of grant and Initial Formula Grants granted pursuant to the Plan shall become exercisable according to the following schedule: (i) 40% shall become exercisable six (6) months after the date of grant;
          (ii) 20% shall become exercisable on the first anniversary of the date of grant; (iii) 20% shall become exercisable on the second anniversary of the date of grant; and (iv) 20% shall become exercisable on the third anniversary of the date of grant; provided, however, that the Participant remains an Eligible Participant at said vesting dates, and except as otherwise set forth in the Option Agreement, no Options may be exercised after the expiration of ninety (90) days from the date a Participant ceases to be an Eligible Participant.

     3. All other terms and conditions of the Plan shall remain in full force and effect.